UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Cadence Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)
__________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A contains the following document relating to the proposed merger of Cadence Bancorporation, a Delaware corporation, the parent company of Cadence Bank, N.A. (together, “Cadence”) and BancorpSouth Bank (“BancorpSouth”), pursuant to the Agreement and Plan of Merger, dated April 12, 2021, by and between Cadence Bancorporation and BancorpSouth:

1.	Email to Associates regarding an update on merger-related activity from the Cadence Executive Leadership Team.

2.	Excerpt from 2021 Annual Meeting of Stockholders on May 6, 2021.

1.	Email to Associates regarding an update on merger-related activity from the Cadence Executive Leadership Team.

Merger of Cadence and BancorpSouth Brings Opportunity

Our excitement continues to build as each day brings us closer to our merger with BancorpSouth, and to creating a premier regional banking franchise. Our combined bank will be nearly $45 billion in assets – more than double our current size, which signifies opportunity.

As the fifth largest bank headquartered in our combined footprint, there will be many opportunities for our associates as, together, we create an unparalleled banking experience for our clients with a shared relationship-focused commitment and enhanced products and services – in particular, innovative digital offerings.

We have a long runway ahead of us due to the complexity of this transformational merger. Here are some key dates to keep in mind:
•
The merger is expected to close in fourth quarter 2021, pending regulatory approval, the approval of both sets of shareholders and the satisfaction of other customary closing conditions. Until then, we must operate as two separate and independent institutions.

•	Upon closing of the merger, we will become one bank trading on the NYSE under the ticker symbol CADE.
•
Full systems conversion is scheduled for the second half of 2022. At that time, we will operate as one bank under the Cadence Bank brand with common systems and customer accounts across the combined company, and with a fresh new logo illustrative of our collective brand.

Throughout this time, our goal is to keep you as informed as possible. Below are some notable milestones to be aware of:
•
On May 1, BancorpSouth completed its mergers with National United Bank and FNB Bank, giving them approximately $27 billion in assets, 325 branch locations and more than 4,800 teammates. They are in the process of preparing for the operational integrations of the National United and FNB customers’ accounts to their operating systems, scheduled for the weekend of June 18.

•	The Cadence and BancorpSouth executive teams are actively working to establish the Merger Integration Office, which will include work groups and project teams dedicated to integration activities.

Right now, it remains business as usual. Please stay focused on serving our clients and each other, cultivating new business, and holding true to our core values. Your commitment to serving and supporting our customers has positioned us to take this next step toward building a leading, top-performing bank for the future.

We look forward to better opportunities for our associates, customers, communities and shareholders through our merger with BancorpSouth. Be assured that we will continue to keep you informed as decisions are finalized.

-	Your Executive Leadership Team

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Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020, BancorpSouth Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebank.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.   In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.   Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.   Such documents are not currently available.

Participants in Solicitation

BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.

2.Excerpt from 2021 Annual Meeting of Stockholders on May 6, 2021

Paul B. Murphy, Jr.:
2020 was a year of unprecedented challenges, and I am proud to report that Cadence Bancorporation rose to the occasion with solid core earnings, a very strong capital base and ample loan loss reserves.  We pivoted quickly in response to the pandemic, mobilizing over half our workforce to remote work environments. We served our clients well by originating $1.1 billion of Paycheck Protection Program loans while leveraging our existing investments in technology to help our customers interact with us in broader ways. At the same time, we implemented the Current Expected Credit Losses accounting standard, known as CECL, and continued our comprehensive efforts to transition away from LIBOR. Our focus has always been on meeting our clients’ needs, and in 2020 we demonstrated this focus more than ever.  Our future continues to get even brighter in 2021 with the announcement of our plans to merge with BancorpSouth Bank, subject to your approval in a special meeting that will be set in the near future, and subject to regulatory approval.  The combined company will enhance shareholder value and provide better opportunities for our employees, customers and communities. We hope to see the deal close this year.  The reaction from CADE and BXS bankers, clients and customers has been quite positive. Overall, I am proud of our team, our shareholders, and our commitment to serving our customers and communities. Now we turn to the business at hand.

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Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to BancorpSouth Bank’s and Cadence Bancorporation’s and Cadence Bank’s (together, “Cadence”) beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information but instead pertain to future operations, strategies, financial results or other developments.  These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “continue,” “seek,” “intend,” “estimate,” “expect,” “foresee,” “hope,” “may,” “might,” “plan,” “should,” “predict,” “project,” “goal,” “outlook,” “potential,” “will,” “will result,” “will likely result,” or “would” or future or conditional verb tenses and variations or negatives of such terms. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

BancorpSouth Bank and Cadence caution readers not to place undue reliance on the forward-looking statements contained in this communication, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of BancorpSouth Bank and Cadence.  The factors that could cause actual results to differ materially include the following:  the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BancorpSouth Bank and Cadence; the outcome of any legal proceedings that may be instituted against BancorpSouth Bank or Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of BancorpSouth Bank and Cadence to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BancorpSouth Bank and Cadence do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Cadence’s operations and those of BancorpSouth Bank; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; BancorpSouth Bank and Cadence’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by BancorpSouth Bank’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of BancorpSouth Bank and Cadence; and the other factors discussed in “Risk Factors” in BancorpSouth Bank’s Annual Report on Form 10-K for the year ended December 31, 2020, BancorpSouth Bank’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and BancorpSouth Bank’s other filings with the Federal Deposit Insurance Corporation (the “FDIC”), which are available at https://www.fdic.gov/ and in the “Investor Relations” section of BancorpSouth Bank’s website, https://www.bancorpsouth.com/, under the heading “Public Filings,” and in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Cadence’s other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “Investor Relations” section of Cadence’s website, https://cadencebank.com/, under the heading “SEC Filings.”  BancorpSouth Bank and Cadence assume no obligation to update the information in this communication, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction by BancorpSouth Bank and Cadence.   In connection with the proposed acquisition, BancorpSouth Bank and Cadence intend to file relevant materials with the FDIC and SEC, respectively, including the parties’ joint proxy statement on Schedule 14A, which shall include an offering circular with respect to the common stock of BancorpSouth Bank.  STOCKHOLDERS OF BANCORPSOUTH BANK AND CADENCE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE FDIC AND SEC WHEN THEY BECOME AVAILABLE, INCLUDING THE JOINT PROXY STATEMENT/OFFERING CIRCULAR, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.   Investors and security holders will be able to obtain the documents free of charge at the FDIC’s website, https://www.fdic.gov/, and the SEC’s website, http://www.sec.gov, and the Cadence stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Cadence.   Such documents are not currently available.

Participants in Solicitation

BancorpSouth Bank and its directors and executive officers, and Cadence and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of BancorpSouth Bank common stock and the holders of Cadence common stock in respect of the proposed transaction.  Information about the directors and executive officers of BancorpSouth Bank is set forth in the proxy statement for BancorpSouth Bank’s 2021 Annual Meeting of Stockholders, which was filed with the FDIC on March 12, 2021.  Information about the directors and executive officers of Cadence is set forth in the proxy statement for Cadence’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2021.  Investors may obtain additional information regarding the interest of such participants by reading the joint proxy statement/offering circular regarding the proposed transaction when it becomes available.  Free copies of this document may be obtained as described in the preceding paragraph.